Exhibit 10.2

NOV INC. LONG-TERM INCENTIVE PLAN

Performance Award Agreement

Grantee:	«Name»
Date of Grant:	February ___, 202__
“Target Level” Shares that may be earned:	TSR-Based Award: ____________ ROCE-Based Award: ___________
1.
Notice of Grant.  NOV Inc. (the “Company”) is pleased to notify you that you have been granted a Performance Award (“Award”) equal to the aggregate number of shares of Common Stock of the Company (“Stock”) written above pursuant to the NOV Inc. Long-Term Incentive Plan (the “Plan”), subject to the terms and conditions of the Plan and this Agreement. A copy of the Plan is annexed to this Performance Award Agreement (this “Agreement”) and shall be deemed a part of this Agreement as if fully set forth in it.
2.
Performance Award Terms. The Award is subject to the following terms, which you are deemed to accept by accepting this Award:
(a)
Performance Period and Performance Criteria. The Award’s performance period (“Performance Period”) and criteria (“Performance Criteria”) are set forth on Exhibit A. The Performance Criteria have been established by the Compensation Committee (the “Committee”), which shall determine and certify whether such criteria have been satisfied. Subject to Section 2(d) (Involuntary Termination) and any applicable retirement policy or program, you must be employed by or providing a service to the Company throughout the Performance Period and remain continuously employed by or in service to the Company until such time as the performance criteria has been certified by the Committee to be eligible to receive the shares of Stock or cash payment earned under this Agreement.
(b)
Vesting. Subject to the provisions of this Agreement and the Plan, the Award will vest on the third anniversary of the date of grant.
(c)
Determination of Value. Subject to the provisions of this Agreement and the Plan, following the end of the Performance Period, you shall be entitled to receive a payment of a number of shares of Stock or a cash payment based on the level of achievement of the Performance Criteria set forth on Exhibit A during the Performance Period, as determined and certified by the Committee in writing, with such number of shares not to exceed the maximum level of shares set forth on Exhibit A. Any portion of the Award that is earned up to the Target Level shall be paid in shares of Stock. If the number of shares earned under the Award exceeds the Target Level, the Committee shall determine at the time the Award is certified in writing whether the shares that are earned in excess of the Target Level shall be paid in shares of Stock or in cash. The cash payment shall be based upon the fair market value of such excess shares, as determined by the closing trading price of the Stock on the vesting date.

Distributions on a share of Stock (including dividends) underlying the Award shall accrue and be held by the Company without interest until the Award with respect to which the distribution was made becomes vested or is forfeited and then paid to you or forfeited, as the case may be. Any dividends or dividend equivalents accrued and held by the Company until vesting will be paid based on the total number of shares earned under the Award, regardless of whether the Award is settled in cash or in shares of Stock.

(d)
Payment Timing. Payments under this Agreement shall be made no earlier than January 1, 2029 and no later than March 15, 2029.
(e)
Termination of Employment. Subject to the terms of any applicable employment agreement or severance agreement between you and the Company (each, an “Employment Agreement”), any portion of the Award that does not become vested in accordance with Exhibit A shall be forfeited to the Company for no consideration on the date of your Termination for any reason, other than as provided in the remaining provisions of this Section 2.
(f)
Accelerated Vesting. Notwithstanding the preceding, your Award may become vested as follows:
(i)
Change of Control Termination. In the event of your Change in Control Termination, the Performance Criteria for the full Performance Period shall be deemed satisfied at the Target Level. The Committee shall certify that such Performance Criteria have been satisfied at such level and, subject to Section 6, provide for the payment of the Target Level of shares of Stock on the date of your Termination or as soon as administratively practicable thereafter.
(ii)
Involuntary Termination. In the event of your Involuntary Termination, if the vesting date for the Award occurs within one year of your date of Termination, then subject to Section 6, you shall be eligible to receive the shares of Stock and cash payable in respect of the Award, if any, at the time the Awards are paid out under Section 1(c) (Payment Timing).
(iii)
Disability. If your employment with the Company terminates by reason of Disability, the Performance Criteria for the full Performance Period shall be deemed satisfied at the Target Level. The Committee shall certify that such Performance Criteria have been satisfied at such level and, subject to Section 5, provide for the payment of the Target Level of shares of Stock on the date of your Termination or as soon as administratively practicable thereafter.
(iv)
Death. If your employment with the Company terminates by reason of death, the Performance Criteria for the full Performance Period shall be deemed satisfied at the Target Level. The Committee shall certify that such Performance Criteria have been satisfied at such level and provide for the payment of the Target Level of shares of Stock as soon as administratively practicable after the date of your death.

Notwithstanding the preceding, the provisions of any Employment Agreement are incorporated and made a part of this Agreement. In the event of any conflict between any Employment Agreement and this Agreement, the terms of such Employment Agreement shall control. In addition, if your employment with the Company terminates or is terminated under circumstances constituting retirement under any then-existing Board-approved retirement policy or program, vesting, payment and/or forfeiture of your Award, as applicable, shall be determined in accordance with such retirement policy or program.

3.
Award Acceptance. The Performance Award is granted subject to your unequivocal acceptance of the terms and conditions of this Agreement, which shall be evidenced by your compliance with the online acceptance instructions provided by the Company.
4.
Withholding of Tax. To the extent that the grant or vesting of the Award results in the receipt of compensation by you with respect to which the Company or a Subsidiary has a tax withholding obligation pursuant to applicable law the Company shall withhold a number of shares of Stock that would otherwise be delivered on vesting that have an aggregate Fair Market Value that does not exceed the amount of taxes to be withheld to meet your tax withholding obligations, unless you, at your option, deliver to the Company or the Subsidiary such amount of money as the Company or the Subsidiary may require to meet its withholding obligations in lieu of the withholding of shares. No delivery of shares of Stock shall be made under this Agreement until the applicable tax withholding requirements of the Company or Subsidiary have been satisfied in full. Notwithstanding the preceding, if the Company has determined in its sole discretion based on your level of Award to permit you to make a binding election to have US Federal Income Tax withholding from your Awards under the Plan calculated at the maximum statutory rate and you have made such election, then the Company shall determine the number of withheld shares based on the maximum statutory rate.

Regardless of any action the Company or Subsidiary that employs you takes with respect to any or all income tax (including U.S. federal, state, and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), you acknowledge that the ultimate liability for all Tax-Related Items legally due by you is and remains your responsibility and that the Company or Subsidiary that employs you (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including the grant of the Award, the vesting of the Award, the settlement of the Award into shares of Stock or the receipt of an equivalent cash payment, the subsequent sale of any shares of Stock acquired pursuant to the Award, and (b) does not commit to structure the terms of the grant or any aspect of the Award to reduce or eliminate your liability for Tax-Related Items.

If your country of residence (and/or the country of employment, if different) requires withholding of Tax-Related Items, the Company or Subsidiary may withhold a portion of the shares of Stock otherwise issuable upon vesting of the Award that have an aggregate Fair Market Value sufficient to pay the minimum Tax-Related Items required to be withheld by the Company or Subsidiary with respect to the shares of Stock. The cash equivalent of the shares withheld will be used to settle the obligation to withhold the Tax-Related Items. No fractional shares of Stock will be withheld or issued pursuant to the grant of the Award and the issuance of shares of Stock under this Agreement. Alternatively, the Company or Subsidiary may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from your salary or other amounts payable to you, with no withholding in shares of Stock. In the event the withholding requirements are not satisfied through the withholding of shares of Stock or, through your salary or other amounts payable to you, no shares of Stock will be issued to you (or your estate) in settlement of the Award unless and until satisfactory arrangements (as determined by the Company) have been made by you with respect to the payment of any Tax-Related Items which the Company or Subsidiary determines, in its sole discretion, must be withheld or collected with respect to such Award. By accepting this Award, you expressly consent to the withholding of shares of Stock and/or cash as provided for under this Agreement. All other Tax-Related Items related to the Award and any shares of Stock delivered in payment are your sole responsibility.

5.
Covenant Not to Compete, Solicit, or Disclose Information.
(a)
You acknowledge that you are in possession of, and have access to, Confidential Information, including material relating to the goodwill, training, business, employees, products and/or services of the Company and its Customers, and that you will continue to receive and have such possession and access during your employment by the Company. You also acknowledge that the Company’s business, products, and services are highly specialized and competitive, and that it is essential that they be protected, and, accordingly, you agree in return for the opportunity to receive the Stock and any cash potentially payable under this Agreement that you shall not engage in any Detrimental Activity (as defined below), but if you do engage in any Detrimental Activity, the Company shall be entitled to: (i) seek injunctive relief against you pursuant to the provisions of Section 5(b); (ii) recover all damages, court costs, and attorneys’ fees incurred by the Company in enforcing the provisions of this Agreement; and (iii) set-off any such sums to which the Company is entitled under this Agreement against any sum which may be owed to you by the Company.
(b)
Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenants, and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, you agree that the foregoing covenants may be enforced by the Company in the event of breach by you, by injunctive relief and restraining order, without the necessity of posting a bond, and that such enforcement shall not be the Company’s exclusive remedy for a breach but instead shall be in addition to all other rights and remedies available to the Company.
(c)
If, at any time, the Company determines that you have breached the provisions of this Section 5 while employed or not employed by the Company, the Award and any right to receive any Stock or cash in connection with it may be cancelled and forfeited without payment.
(d)
The covenants and the provisions of this Section 5 are severable and separate, and the unenforceability of any specific covenant or provision shall not affect the enforceability of any other covenant or provision. Moreover, in the event any arbitrator or court of competent jurisdiction shall determine that the scope or time set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the panel or court deems reasonable, and this Agreement shall thereby be reformed.
(e)
Each of the covenants in this Section 5 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action by you against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants or provisions.
6.
Code Section 409A. If and to the extent any portion of any payment provided to you under this Agreement in connection with your separation from service in Section 409A is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A and you are a “specified employee” as defined in Section 409A(a)(2)(B)(i), as determined by the Company in accordance with the procedures separately adopted by the Company for this purpose, by which determination you, as a condition to accepting benefits under this Agreement and the Plan, agrees that you are is bound, such portion of the shares of Company’s Stock to be delivered on a vesting date shall not be delivered before the earlier of (a) the day that is six months plus one day after the date of separation from service (as determined under Section 409A) or (b) the tenth day after the date of your death (as applicable, the “New Payment Date”). The shares that otherwise would have been delivered to you during the period between such date of separation from service and the New Payment Date shall be delivered to you on such New Payment Date, and any remaining shares will be delivered on their original schedule. Neither the Company nor you will have the right to accelerate or defer the delivery of any such shares except to the extent specifically permitted or required by Code Section 409A. This Agreement is intended to comply with the provisions of Section 409A, and this Agreement and the Plan shall, to the extent practicable, be construed in accordance with such provisions. Terms defined in this Agreement and the Plan shall have the meanings given such terms under Section 409A if and to the extent required to comply with Section 409A. In any event, the Company makes no representations or warranty and shall have no liability to you or any other person if any provisions of or payments under this Agreement are determined to constitute deferred compensation subject to Section 409A but not to satisfy the conditions of that section.
7.
Miscellaneous.
(a)
Entire Agreement; Governing Law. The Award constitutes a Performance Award for purposes of the Plan and is granted under and governed by the terms and conditions of the Plan, this Agreement, and any country-specific addendum to this Agreement. In the event of any conflict between the Plan, any Employment Agreement, and this Agreement, the terms of the Plan shall control. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. The Plan is incorporated in this Agreement by reference. The Plan and this Agreement constitute the entire agreement of the parties with respect to the subject matter of this Agreement and supersede in their entirety all prior undertakings and agreements of the Company and you with respect to the subject matter of this Agreement and may not be modified adversely to your interest except by means of a writing signed by the Company and you. The foregoing notwithstanding, nothing in this Agreement supersedes or modifies in any way any of your obligations for the benefit of the Company, whether under applicable law or under any other agreement regarding non-competition, non-solicitation, non-disclosure, non-disparagement, unfair competition, tortious interference, not interfering with the Company’s business or business relationships, fiduciary duty, duty of loyalty, or any other restrictive covenant of a similar nature. This Agreement is governed by the internal substantive laws, but not the choice of law rules, of the state of Texas.

(b)
Employment Relationship. For purposes of this Agreement, you will be considered to be in the employment of the Company as long as you remain an employee of either the Company or any Subsidiary. Nothing in the adoption of the Plan or the Award pursuant to this Agreement shall confer upon you the right to continued employment by the Company or affect in any way the right of the Company to terminate such employment at any time. Unless otherwise provided in an Employment Agreement or by applicable law, your employment shall be on an at-will basis, and the employment relationship may be terminated at any time by either you or the Company for any reason whatsoever, with or without cause. Any question as to whether and when there has been a Termination of your employment, and the cause of such Termination, shall be determined by the Committee, and its determination shall be final. For purposes of this Agreement, “employment with the Company” shall include being an employee or a director of, or a consultant to, the Company or any Subsidiary.
(c)
Corporate Acts. The existence of the Award shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization, or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of debt or equity securities, the dissolution or liquidation of the Company or any sale, lease, exchange, or other disposition of all or any part of its assets or business, or any other corporate act or proceeding.
(d)
Transfer Restrictions. You may not sell, transfer, pledge, exchange, hypothecate, or dispose of the Award in any manner otherwise than by will or by the laws of descent or distribution. A breach of these terms of this Agreement shall cause a forfeiture of the Award.
(e)
Forfeiture in Certain Circumstances (“Clawback”). The Committee may, at its sole discretion, terminate this Award, recover any shares of Stock issued or dividends or cash paid in connection with it, or otherwise seek reimbursement for it as required or provided for in accordance with the Company’s Compensation Recovery Policy, Supplemental Clawback Policy, and any other clawback policies adopted by the Company.
(f)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successors to the Company and all persons lawfully claiming under you.
(g)
Shareholder Rights. This Award does not and shall not entitle you to any rights of a holder of shares of Stock prior to the date that shares of Stock are issued to you in settlement of the Award. Your rights with respect to the Award shall remain forfeitable as stated in this Agreement.
(h)
Local Laws. If your service terminates (whether or not in breach of local labor laws), the effective date of such termination of service for all purposes of this Agreement will be extended by any notice period mandated under local law (e.g., active employment would include a period of “garden leave” or similar period pursuant to local law), and the Company shall have the exclusive discretion to determine when you are no longer employed for purposes of this Award.

(i)
No Waiver. No failure by either party at any time to give notice of any breach by the other party of, or to require compliance with, any condition or provision of this Agreement shall (i) be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time or (ii) preclude insistence upon strict compliance in the future.
(j)
Tolling. The limitations in Section 5 applicable during the one-year period after your Termination shall be tolled (will not run) during the time of any breach, to the maximum extent allowed by law, so that the Company receives the full benefit of your promises in the restrictive covenants for no more and no less than the time periods described in this Agreement.
8.
Definitions. Capitalized terms used but not defined in this Agreement shall have the meanings given to them in the Plan. Notwithstanding the preceding, if you are a party to any Employment Agreement which defines one or more of the terms below, the definition in that agreement shall be incorporated into this Agreement and apply.
(a)
“Act” means the Securities Exchange Act of 1934, as amended.
(b)
“Business Segment” refers to one of the Company’s two designated Business Segments (or such other number of Business Segments as may be designated by the Company from time to time after the date of this Agreement), and for purposes of this Agreement, means the Business Segment in which you are employed and with which you are involved during the Lookback Period. If your position involves management of, or access to, Confidential Information regarding, or other material involvement in, more than one Business Segment during the Lookback Period, then Business Segment for purposes of this Agreement as it applies to you means each of those Business Segments. If you are in the Company’s corporate or shared services groups, your group shall be considered its own Business Segment for purposes of this Agreement, and you will also be considered to be a part of one or more of the designated Business Segments with which you are materially involved, but only to the extent you have access to Confidential Information regarding that Business Segment during the Lookback Period.
(c)
“Cause” shall mean you have (i) engaged in gross negligence or willful misconduct in the performance of your duties and responsibilities respecting your position with the Company, (ii) willfully refused, without proper legal reason, to perform the duties and responsibilities respecting your position with the Company, (iii) materially breached the Company’s Code of Conduct or Business Ethics Policy for Employees, (iv) engaged in conduct that you know or should know is materially injurious to the Company, (v) been convicted of or entered into a plea of no contest or equivalent to a felony or a misdemeanor involving moral turpitude, or (vi) engaged in an act of dishonest or impropriety which materially impairs your effectiveness in your position with the Company.
(d)
“Change of Control” shall mean: (i) the Company completes the sale of assets having a gross sales price which exceeds 50% of the consolidated total capitalization of the Company (consolidated total stockholders’ equity plus consolidated total long-term debt as determined in accordance with generally accepted accounting principles) as at the end of the last full fiscal quarter prior to the date such determination is made; or (ii) any corporation, person or group within the meaning of Section 13(d)(3) and 14(d)(2) of the Act, becomes the beneficial owner (within the meaning of Rule 13d-3 under the Act) of voting securities of the Company representing more than 30% of the total votes eligible to be cast at any election of directors of the Company.
(e)
“Change in Control Termination” means your termination from employment with the Company on or within 12 months following a Change of Control that is either (i) initiated by the Company for reasons other than for Cause, or (ii) initiated by you after (A) a reduction by the Company of your authority, duties, or responsibilities immediately prior to the Change of Control (excluding for this purpose (1) an insubstantial reduction of such authorities, duties, or responsibilities or an insubstantial reduction of your offices, titles, and reporting requirements, or (2) an isolated, insubstantial, and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice of such action given by you), (B) a reduction of your base salary or total compensation as in effect immediately prior to the Change of Control (total compensation means for this purpose: base salary, participation in an annual bonus plan, and participation in a long-term incentive plan), or (C) your transfer, without your express written consent, to a location which is outside the general metropolitan area in which your principal place of business may be located immediately prior to the Change of Control or the Company’s requiring you to travel on Company business to a substantially greater extent than required immediately prior to the Change of Control.
(f)
“Competitor” means any person, partnership, entity, business, association, or corporation that, is or is attempting to be, engaged in: (i) the design, manufacture, assembly, sale, or provision of equipment, products, or systems used in, or the provision of related services to, the global energy industry, including but not limited to (A) oil and gas drilling, completion, and production, (B) geothermal energy production, or (C) offshore floating or onshore wind energy production; (ii) the provision of oilfield tubular inspection or internal tubular coatings; (iii) the provision of mud or waste handling services to the upstream oil and gas industry; (iv) any other industry which provides products or performs services intended to be similar to or competitive with those of the Company; or (v) any proposed business activities with respect to which the Company has taken material steps towards planning or implementing during the Lookback Period. However, for purposes of this Agreement, the term Competitor is intended to be limited to the portion of the Competitor entity which is, or is attempting to be, similar to, or competitive with, the Business Segment(s) applicable to you as defined above.
(g)
“Competitive Business Activity” means that for a Competitor, you become an investor (excluding investments representing less than 1% of the common stock of a public company), lender, owner, stockholder, member, manager, officer, director, employee, consultant, agent, or serve in any other capacity, excluding any employment role for which there is no possible competitive use of Confidential Information.
(h)
“Confidential Information” means any confidential, proprietary, or technical information acquired by you during your employment with the Company, including but not limited to, all data, information, documents, drawings, specifications, patterns, calculations, technical information related to the Company’s business, Business Segments, operations, training, products, personnel, or services including information concerning sales, Customers, business plans, contractual relationships, and financial structure.

(i)
“Customer” means business relationships of the Business Segment(s) during the Lookback Period with which you had material interactions, or directed material interactions, or business relationships of the Business Segment(s) about which you had access to Confidential Information, all during the Lookback Period, and/or business relationships of the Business Segment(s) you actively and materially contacted or solicited (whether directly or indirectly) during the Lookback Period.
(j)
“Detrimental Activity” means one or more of the following actions by you: (i) engaging in or attempting to engage in a Competitive Business Activity for, or on behalf of, any Competitor in the Restricted Territory at any time during your employment or during the one-year period immediately following your Termination; (ii) at any time during or after your employment, without prior written authorization from the Company, disclosing to anyone outside the Company, or using or attempting to use for any purpose other than in furtherance of the Company’s business, any Confidential Information; (iii) at any time during your employment or during the one-year period immediately following your Termination, soliciting, inducing, or attempting to cause any employee of the Company to leave their employment, or otherwise attempting to interfere with any employee’s employment relationship with the Company, whether done on your own account or on account of any person, organization or business which is or becomes a Competitor; or (iv) at any time during your employment or during the one-year period immediately following your Termination, directly or indirectly, soliciting the trade or business of a Customer, or inducing, encouraging, or otherwise attempting to cause any Customer to terminate or materially change their business relationship with the Company, whether done on your own account or on account of any person, organization, or business which is or becomes a Competitor. Protected Disclosures are excluded from any form of Detrimental Activity.
(k)
“Disability” has the meaning provided in the Company’s long-term disability plan. If you are not eligible for the Company’s long-term disability plan, any determination of disability shall be made by the Committee based on the definition of disability provided in the Company’s long-term disability plan.
(l)
“Lookback Period” means the most recent two-year period of your employment with the Company, including the two-year period immediately preceding your Termination date if your employment has ended.
(m)
“Protected Disclosures” are excluded from any restrictions in this Agreement and mean this Agreement does not (i) prevent you from providing information to or filing a report, charge or complaint, with the Securities and Exchange Commission, Equal Employment Opportunity Commission, or any other governmental agency, or from participating in any investigation or proceeding conducted by any governmental agency; (ii) limit your right to engage in concerted or otherwise protected activity under the National Labor Relations Act; (iii) impose any condition precedent (such as prior notice to the Company), any penalty, or any other restriction or limitation adversely affecting your rights regarding any governmental agency disclosure, report, claim, or investigation; (iv) prevent disclosures of trade secrets made in confidence to a federal, state, or local government official, or to an attorney, solely for the purpose of reporting or investigating a suspected violation of law; (v)  prevent disclosures of trade secrets made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal or per court order; (vi) prevent disclosures of trade secrets by a plaintiff to his or her attorney in a lawsuit for retaliation for reporting a suspected violation of law and use of the trade secret information in the court proceeding, if any document containing the trade secrets is filed under seal and does not disclose the trade secrets, except pursuant to court order; or (vii) prevent any other actions or disclosures protected as whistleblower activity or disclosure of unlawful conduct under any applicable law.
(n)
“Restricted Territory” means all countries outside of the United States and all counties and parishes within the United States, in which you engaged in business on behalf of the Business Segment(s), serviced or sold to Customers, and/or worked for or provided services to the Business Segment(s), during the Lookback Period, as determined in the sole discretion of the Company. For any grantee that is a resident of Louisiana, please see the attached Exhibit B for the specific list of counties/parishes covered by this definition of Restricted Territory. For purposes of post-employment restrictions on you, Restricted Territory includes only the territory or geographic area in which you engaged and about which you had access to Confidential Information, training, or goodwill of the Company during the Lookback Period.
(o)
“Involuntary Termination” means the Company terminates your employment with the Company other than for Cause.
(p)
“Section 409A” means Section 409A of Internal Revenue Code of 1986, as amended, including any regulatory guidance issued under it.
(q)
“Termination” means your “separation from service” (as defined in Section 409A) from the Company as an employee, director, consultant, or other service provider.

Exhibit A

Performance Period and Criteria

Performance Period: January 1, 2026 to December 31, 2028

Performance Criteria:

If the first page of this Agreement contains an amount next to both “TSR-Based Award” and “ROCE-Based Award,” then your Award is divided into two independent pieces. If the first page of this Agreement contains an amount next to “ROCE-Based Award” only, then the provisions below regarding TSR-Based Award do not apply to your Award.

The “TSR-Based Award” is determined based on relative performance using Total Shareholder Return (“TSR”). Subject to the Absolute TSR Collar (as defined below), no portion of the TSR-Based Award will be earned if the Company’s performance during the Performance Period is below the threshold level of the Performance Criteria for the TSR-Based Award as described below.

The “ROCE-Based Award” is determined based on performance against the Company’s returns on capital metric, Return on Capital Employed (“ROCE”). No portion of the ROCE-Based Award will be earned if the Company’s performance during the Performance Period is below the threshold level of the Performance Criteria for the ROCE-Based Award as described below.

The Company’s performance with respect to the TSR-Based Award will not impact any payment earned with respect to the ROCE-Based Award, and vice versa.

TSR-Based Award:

The TSR-Based Award is based on the Company’s relative TSR performance as measured against the TSR of the constituents of the OSX Index. The composition of the OSX comparator group shall be based on the companies listed in the OSX Index on December 31, 2028. Such comparison will be based on a percentile approach as detailed below, with any payment based on linear interpolation between threshold and maximum levels. TSR for the Company and the OSX comparator group to be calculated over the entire three-year Performance Period (using a 30-day averaging period for the first 30 calendar days and the last 30 calendar days of the Performance Period to mitigate the effect of stock price volatility). The TSR calculation will assume reinvestment of dividends. Companies that are not publicly-listed during the entire Performance Period shall not be included in the OSX comparator group. Comparator companies that file for bankruptcy or delist at any time during the Performance Period will remain in the OSX comparator group with a TSR that places such companies at the bottom of the percentile rankings. Subject to the Absolute TSR Collar, the Award will be not earned if the Company’s performance during the Performance Period is below the threshold level of the Performance Criteria as described below.

Level	Percentile Rank vs. Comparator Group	Payout Percentage*
Maximum	75th Percentile and above	200% of Target Level
Target	50th percentile	100% of Target Level
Threshold	25th percentile	50% of Target Level
	Below 25th percentile	0%

* Based on the Target Level shares set forth on the first page of this Agreement.

Absolute TSR Collar: As detailed below, the TSR-Based Award will be subject to a vesting cap equal to 100% of Target Level if the Company’s absolute TSR over the Performance Period is negative, regardless of relative TSR results, and conversely, if the Company’s absolute TSR is greater than 15% annualized over the Performance Period, the payout amount shall not be less than 50% of Target Level, regardless of relative TSR results (together, the “Absolute TSR Collar”).

Annualized Three-Year Absolute TSR	Impact on Final Payout
> 15%	Floor of 50% of Target Level, regardless of relative TSR results
0% to 15%	No adjustment
< 0%	Cap of 100% of Target Level, regardless of relative TSR results

ROCE-Based Award:

This ROCE-Based Award is based on the Company’s ROCE using the Company’s consolidated financial results from January 1, 2028 until December 31, 2028. ROCE shall be an amount equal to:

(a) the Company’s adjusted operating profit for fiscal year 2028, subject to any non-recurring items or other accounting adjustments as determined by the Committee in its sole discretion, which you acknowledge and agree may result in a reduction of adjusted operating profit; multiplied by:

(b) (1 – an assumed tax rate of 23%); divided by:

(c) the average of the Company's total capital employed as of December 31, 2027 and December 31, 2028, with “total capital employed” equal to the Company’s (i) total stockholders’ equity plus (ii) long-term debt (including the current portion) less (iii) cash and cash equivalents.

The Award will be not earned if the Company’s performance during the Performance Period is below the threshold level of the Performance Criteria as described below. Any payment will be based on linear interpolation between threshold and maximum levels as detailed below.

Level	ROCE Performance	Payout Percentage*
Maximum	12%	200% Target Level
Target	10%	100% Target Level
Threshold	8%	25% Target Level
	Below 8%	0%

* Based on the Target Level for the ROCE-Based Award set forth on the first page of this Agreement.